SCHEDULE 14A
                               (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

   Filed by the Registrant  (X)
   Filed by a Party other than the Registrant  ( )

   Check appropriate box:
   ( )  Preliminary Proxy Statement
                                         ( )  Confidential, for Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))
   (X)  Definitive Proxy Statement
   ( )  Definitive Additional Materials
   ( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            NIAGARA CORPORATION
              (Name of Registrant as Specified in Its Charter)

                             Not Applicable
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

 Payment of filing fee (Check the appropriate box):
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        0-11.
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    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)::

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    (4)   Date Filed:






                            NIAGARA CORPORATION

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Niagara Corporation, a Delaware corporation (the "Company"), will be held at the offices of M&T Bank, 350 Park Avenue, 6th Floor, New York, New York 10022, on Tuesday, July 7, 1998, at 10:00 a.m. local time for the following purposes:

            1. To elect a Board of six Directors, each to serve until the next Annual Meeting or until a successor shall have been duly elected and qualified;

            2. To consider and vote upon a proposal to amend the Company's 1995 Stock Option Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares and (ii) increase by 200,000 shares the limit on the number of shares of Common Stock with respect to which options may be granted to any individual in any year;

            3. To consider and vote upon a proposal to approve the Company's Employee Stock Purchase Plan;

            4. To ratify and approve the appointment of BDO Seidman LLP as independent accountants for 1998; and

            5. To transact such other business as may properly come before the Annual Meeting.

      The Board of Directors has fixed the close of business on June 5, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

      Stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the enclosed proxy and return it promptly in the self-addressed stamped envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.



                    By Order of the Board of Directors,

                    GILBERT D. SCHARF
                    Secretary

New York, New York
June 9, 1998




                            NIAGARA CORPORATION
                             667 MADISON AVENUE
                                 11TH FLOOR
                          NEW YORK, NEW YORK 10021
                               (212) 317-1000

                              PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished to the stockholders of Niagara Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders scheduled to be held on Tuesday, July 7, 1998, at 10:00 a.m. local time at the offices of M&T Bank, 350 Park Avenue, 6th Floor, New York, New York 10022 (with any adjournment or postponement thereof, the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about June 10, 1998.

      All stockholders of the Company are invited to attend the Annual Meeting. Due to limited seating capacity, persons who are not stockholders of the Company may attend the Annual Meeting only if invited by the Board. If you are a stockholder of the Company but not a holder of record, you must bring proof of beneficial ownership (e.g., a current broker's statement) in order to be admitted to the Annual Meeting.

      Shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, shares represented by such proxies will be voted (i) "FOR" the election of the six nominees to the Board of Directors,
(ii) "FOR" approval of the proposed amendment to the Company's 1995 Stock Option Plan, (iii) "FOR" approval of the proposed Employee Stock Purchase Plan and (iv) "FOR" ratification and approval of BDO Seidman LLP as independent accountants for 1998. The Board of Directors is not aware of any other matter which is to come before the Annual Meeting; if any other matter is properly presented for consideration, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

      Any proxy given pursuant to this solicitation can be revoked by the person giving such proxy at any time before it is voted. Proxies can be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although presence at the Annual Meeting without further action will not revoke a proxy). Any written notice revoking a proxy should be sent to: Niagara Corporation, Attention: Gilbert D. Scharf, Secretary, 667 Madison Avenue, New York, New York 10021, or hand delivered to the Secretary at or prior to the vote at the Annual Meeting.

      The Board of Directors has fixed the close of business on June 5, 1998 as the record date for the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, 9,997,455 shares of Common Stock were issued and outstanding. On all matters voted upon at the Annual Meeting, holders of shares of Common Stock vote as a single class, with each record holder entitled to one vote per share.

      The presence, in person or by properly executed proxy, of holders of a majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. A stockholder who abstains from a vote on a particular matter by registering an abstention will be deemed present at the Annual Meeting for quorum purposes, but will not be deemed to have voted on such matter. Proxies relating to "street name" shares voted by brokers on a discretionary basis on certain proposals will be treated as present for quorum purposes on all proposals, but will not be entitled to vote on any proposal as to which the broker does not have discretionary voting power and has not received instructions from the beneficial owner ("broker non-votes").


                     PROPOSAL 1: ELECTION OF DIRECTORS

      The Board of Directors has nominated six candidates for election at the Annual Meeting. Each nominee currently serves as a director of the Company. The directors elected at the Annual Meeting will hold office until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

      If a quorum is present, those nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. A "plurality" means that the nominees who receive the greatest number of votes present or represented by proxy are elected as directors, up to six directors. Any shares not voted "FOR" a particular director (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted to determine a plurality.

      Unless otherwise specified, shares represented by properly executed and returned proxies will be voted "FOR" the nominees listed below. Each nominee has consented to being named in the proxy statement and to serve if elected. If, prior to the Annual Meeting, any nominee becomes unavailable for election, which is not anticipated, the persons named in the enclosed proxy will have full discretion to vote or refrain from voting for any other person in accordance with their best judgment.

NOMINEES FOR ELECTION

      Certain information with respect to the nominees for election as directors is set forth below.

      MICHAEL J. SCHARF, 55, has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1993. He has also served as Chairman of the Board of Niagara LaSalle Corporation, formerly Niagara Cold Drawn Corp. ("Niagara LaSalle"), and LaSalle Steel Company ("LaSalle"), since the dates of their acquisition by the Company and Niagara LaSalle, respectively, and currently holds various other positions with such subsidiaries. Since December 1997, Mr. Scharf has been Chairman of the Board of Worlds Inc., a development stage company which designs, develops, and markets three-dimensional music-oriented Internet sites on the worldwide web. In addition, since August 1994, Mr. Scharf has been a director of Maxcor (see below), and until August 1997, was also Vice President, Secretary and Treasurer of Maxcor. Since August 1989, Mr. Scharf also has been a private investor. From October 1983 to August 1989, he was the Chairman and Chief Executive Officer of Edgcomb Steel of New England, Inc. and its successor corporation, Edgcomb Corporation, one of the largest independent metals service center and distribution companies in the United States. Mr. Scharf received an A.B. degree from Princeton University and an M.B.A. from the Harvard Business School.

      GILBERT D. SCHARF, 50, has been Secretary and a director of the Company since its inception, and until March 1998, was also a Vice President and the Treasurer of the Company. He has also served as a director of Niagara LaSalle and LaSalle since the dates of their acquisition by the Company and Niagara LaSalle, respectively. Since August 1994, Mr. Scharf has been Chairman of the Board, President and Chief Executive Officer of Maxcor Financial Group Inc., a holding company with operating subsidiaries in the financial services industry ("Maxcor"), and currently holds the same positions with Euro Brokers Investment Corporation, a financial services company and wholly owned subsidiary of Maxcor, as well as of a number of its subsidiaries. Since 1989, Mr. Scharf also has been a private investor and Chairman of Scharf Advisors, Inc. Mr. Scharf received a B.A. degree from Duke University.

      FRANK ARCHER, 61, has been a director of the Company since May 1998. Mr. Archer has been President and a director of Niagara LaSalle since its formation in 1986 and President and a director of LaSalle since April 1997 when it was acquired by Niagara LaSalle. Mr. Archer received a Certificate in Tool and Die Design from the Cleveland Engineering Institute and an Associates degree from John Carroll University. He also attended the Advanced Management Program at the Harvard Business School.

      GERALD L. COHN, 69, has been a director of the Company since its inception. Mr. Cohn is a private investor who, since 1968, has been involved in the financing and acquisition of companies, including AgMet, Inc., a refiner of precious metals and a recycler of ferrous and non-ferrous metals, Cadillac Cable Corp., a multi-plant manufacturer of copper and aluminum building wire, Pepco, Inc., a ferrous and non-ferrous metal recycler and ferrous stevedoring and shipping company, and DVI, Inc., a health service finance company for which Mr. Cohn currently serves as a financial advisory consultant and a director. He is also a director of Diametrics Medical, Inc. and Frazier Healthcare Investments, L.P. Mr. Cohn attended Penn State University.

      ANDREW R. HEYER, 40, has been a director of the Company since its inception. Between February 1990 and August 1995, Mr. Heyer was a Managing Director and co-head of the Argosy Group L.P., a financial advisory firm. Since August 1995, Mr. Heyer has been a Managing Director of CIBC Oppenheimer Corp. (formerly CIBC Wood Gundy Securities Corp.) ("CIBC"), an investment banking firm. He is also the Chairman of Hain Food Group, Inc. and a director of Hayes Lemmerz International, Inc. Mr. Heyer received a B.S. degree and an M.B.A. from the Wharton School of the University of Pennsylvania.

      DOUGLAS T. TANSILL, 59, has been a director of the Company since March 1998. Since December 1994, Mr. Tansill has been a Managing Director in the Investment Banking Division at Paine Webber Incorporated, an independent national securities firm. Prior thereto, he was a Managing Director of Kidder, Peabody and Co. Incorporated and from May 1987 to December 1994 was a member of the board of directors of such firm. Mr. Tansill received a B.A. degree from Trinity College and an M.B.A. from the Harvard Business School.

COMMITTEES, MEETINGS, AND COMPENSATION OF THE BOARD OF DIRECTORS

      During 1997, the Board of Directors met four times. All incumbent directors attended at least 75% of the meetings of the Board and Committees on which they serve.

      The Board of Directors has Audit and Compensation Committees. The Audit Committee is comprised of Messrs. Michael Scharf (Chairman), Heyer and Cohn and recommends to the Board of Directors the accounting firm to be appointed as independent accountants for the Company; reviews with the Company's management and independent accountants the Company's annual operating results; and reviews with the Company's independent accountants the scope and results of the audit and the adequacy of the Company's internal accounting procedures and systems. The Audit Committee did not meet during 1997 because its duties were carried out by the Board of Directors.

      The Compensation Committee is currently comprised of Messrs. Cohn (Chairman) and Tansill. During 1997, the Compensation Committee was comprised of Messrs. Cohn (Chairman) and Heyer. The Compensation Committee considers and makes recommendations to the Board of Directors on matters relating to the cash compensation of executive officers of the Company and also administers the Company's 1995 Stock Option Plan. The Compensation Committee will also administer the proposed Employee Stock Purchase Plan, which plan is subject to stockholder approval (see Proposal 3). The Compensation Committee met once during 1997.

      The members of the Board of Directors are compensated in a manner and at a rate determined from time to time by the full Board. On April 27, 1997, each member of the Board of Directors, other than Michael Scharf, Douglas Tansill (whose service as a director did not commence until March
1998) and Frank Archer (whose service as a director did not commence until May 1998), received as compensation for his service as a director, a non-qualified stock option granted pursuant to the Company's 1995 Stock Option Plan (a "Director Option") to purchase 10,000 shares of Common Stock, exercisable at $5.50 per share. Each Director Option is currently exercisable as to 4,000 of the underlying shares and becomes exercisable as to an additional 2,000 of the underlying shares on each of the next three anniversaries of the date of grant, provided the holder is then serving as a director of the Company. Upon a "change in control" of the Company (as defined in the 1995 Stock Option Plan), each Director Option will become exercisable in full.

      The Company maintains directors and officers liability insurance which insures directors and officers of the Company and its subsidiaries against certain liabilities incurred by them while serving in such capacities, and reimburses the Company for certain indemnification payments made by the Company to directors and officers of the Company and its subsidiaries. This policy extends through March 12, 2001 at a total premium of $215,000. No claims have been made under this policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Andrew Heyer, a current director and nominee for election as a director of the Company, is a Managing Director of CIBC, which rendered investment banking and financial advisory services to the Company and Niagara LaSalle in 1997. In April 1997, CIBC served as placement agent in connection with the issuance of (i) $20 million aggregate principal amount of 12.5% senior subordinated notes of Niagara LaSalle and (ii) 285,715 shares of Common Stock, the proceeds of which were used to finance Niagara LaSalle's acquisition of LaSalle. The Company and Niagara LaSalle paid CIBC $790,081 in fees and reimbursement of expenses as consideration for such services.

      On December 5, 1997, the Company loaned Gilbert D. Scharf $600,000, the proceeds of which were used by Mr. Scharf to exercise Redeemable Common Stock Purchase Warrants of the Company, which, having been called for redemption, were not exercisable after December 11, 1997. The loan was evidenced by a Promissory Note (the "Note") executed by Mr. Scharf in favor of the Company. Interest on the unpaid principal amount of the Note accrues at 5.68% per annum. Principal and interest on the Note are payable in full on December 4, 1998, provided that Mr. Scharf may prepay all or part of the unpaid principal amount of the Note without premium or penalty. The Note requires installment payments of principal following the sale of shares of Common Stock by Mr. Scharf in amounts equal to the proceeds from such sales. Mr. Scharf is the Secretary and a director of the Company and, until March 1998, was a Vice President of the Company and its Treasurer.

      Michael J. Scharf and Gilbert D. Scharf are brothers. There are no other family relationships among the Company's directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("10% stockholders") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and changes in ownership in the Company's equity securities and to furnish the Company with copies of all such forms. Based solely on its review of copies of such forms received by it, and written representations that no other reports were required, the Company believes that all such Section 16(a) filing requirements applicable to its directors, officers and 10% stockholders with respect to the Company's fiscal year ended December 31, 1997 and its prior fiscal years were complied with on a timely basis.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE SIX NOMINEES LISTED ABOVE AS DIRECTORS.


           SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      Set forth below is certain information concerning beneficial ownership of Common Stock as of June 5, 1998 by (i) persons known by the Company to be the beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer (as defined below) and (iv) all directors and executive officers of the Company as a group.



                                                                PERCENTAGE
                                                 NUMBER OF     BENEFICIALLY
                 NAME(1)                         SHARES (2)      OWNED(3)
                 -------                         ----------    ------------

Michael J. Scharf........................        1,274,200(4)     12.7%
Gilbert D. Scharf........................          560,700(5)      5.6%
Frank Archer.............................             140,000      1.4%
Gerald L. Cohn...........................              29,000        *
Andrew R. Heyer..........................              29,000        *
Marc J. Segalman ........................              15,000        *
Douglas T. Tansill.......................               2,000        *
All directors and executive officers as
a group (eight  persons).................           2,189,900     21.0%

-----------------
*  Less than 1%

(1) The address of each stockholder is c/o Niagara Corporation, 667 Madison Avenue, 11th Floor, New York, New York 10021.

(2) Includes shares of Common Stock issuable upon the exercise of stock options held by the stockholder that are currently exercisable or exercisable within 60 days ("Exercisable Options"). Beneficial Ownership of Exercisable Options is as follows: Michael J. Scharf -- 60,000; Gilbert D. Scharf -- 19,000; Frank Archer -- 140,000; Gerald
      L. Cohn -- 19,000; Andrew R. Heyer -- 19,000; Marc J. Segalman -- 15,000; Douglas T. Tansill -- 2,000; and all directors and executive officers as a group -- 414,000.

(3) Based upon 9,997,455 shares of Common Stock outstanding as of June 5, 1998, plus any shares of Common Stock issuable upon the exercise of Exercisable Options held by the stockholder (but not by any other stockholder).

(4) Includes 205,000 shares of Common Stock held by the Michael J. Scharf 1987 Grantor Income Trust and 194,500 shares of Common Stock held by the Scharf Family 1989 Trust. Michael Scharf is trustee of both of these trusts.

(5) Includes 238,700 shares of Common Stock held by the Gilbert D. Scharf Living Trust, of which Gilbert Scharf is the sole trustee.


                     EXECUTIVE OFFICERS OF THE COMPANY

      Set forth below is certain information with respect to each of the executive officers of the Company who is not also a director or director nominee of the Company.

      RAYMOND ROZANSKI, 52, has been a Vice President and the Treasurer of the Company since March 1998, Executive Vice President, Secretary, Treasurer and a director of Niagara LaSalle since its formation,and Executive Vice President, Treasurer and a director of LaSalle since it was acquired by Niagara LaSalle. Mr. Rozanski received a B.S. degree in Business Administration from the State University of New York at Buffalo.

      MARC J. SEGALMAN, 39, has been Vice President and General Counsel of the Company since September 1997. From October 1987 to August 1997, Mr. Segalman was an attorney in the mergers and acquisitions group of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Segalman received an A.B. degree from Dartmouth College and a J.D. degree from the Boston University School of Law.


                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table summarizes compensation paid by the Company and its subsidiaries during each of the last three fiscal years to its Chief Executive Officer and its other executive officers as of and for the year ended December 31, 1997 (collectively, the "Named Executive Officers").


                                                                  Long-Term
                                                                 Compensation
                                                                  Securities
 Executive Officer     Year     Annual Compensation (1)           Underlying                 All Other
                                Base Salary      Bonus(2)    Options (No. of Shares)      Compensation(3)

Michael J. Scharf      1997     $ 400,000(4)   $  200,000               100,000             $  2,270
 Chairman, Chief       1996     $ 240,000      $  100,000               200,000                1,634
 Executive Officer     1995     $  90,000(5)         --                    --                     (6)
 and President

Marc J. Segalman (7)   1997     $  75,000            --                  50,000                  406
 Vice President and
 General Counsel

Gilbert D. Scharf (8)  1997           --             --                  10,000 (9)              --
 Vice President,       1996           --             --                  15,000 (9)              --
 Secretary and         1995           --             --                    --                   (10)
 Treasurer


 ------------

(1) Prior to the Company's acquisition of Niagara LaSalle on August 16, 1995, none of the Company's executive officers received any compensation for services rendered, but were reimbursed for out-of pocket expenses incurred in connection with the Company's business.

(2)   Awarded in respect of prior calendar year.

(3) Amounts for each of Messrs. Michael Scharf and Segalman include annual premiums ranging from $406 to $1,624 paid by the Company on life insurance policies providing coverage for such officers of two times annual salary, up to a maximum of $250,000. Amounts for Mr. Scharf also include annual premiums ranging from $329 to $646 on long-term disability policies providing for, in the event of disability, two-thirds of monthly earnings, up to a maximum of $4,500 per month. Certain perquisites and other personal benefits that aggregate in each case less than 10% of the Named Executive Officer's annual salary and bonus have been omitted pursuant to item 402(b)(2)(iii)(C)(1) of Regulation S-K.

(4) Based on an annual salary of $480,000 set by the Compensation Committee in April 1997, effective May 1, 1997.

(5) Based on an annual salary of $240,000 set by the Compensation Committee in January 1996, effective as of August 16, 1995.

(6) Through August 1995, the Company paid $5,000 per month to MGS Corporation for office space and certain office and secretarial services. MGS Corporation was wholly owned by Michael Scharf.

(7) Mr. Segalman did not join the Company until September 1997. His compensation disclosed for 1997 relates only to a partial year (reflecting an annual base salary of $225,000).

(8) Gilbert Scharf resigned as a Vice President and the Treasurer of the Company during March 1998. Under the Commission's disclosure requirements, Mr. Scharf nonetheless is considered an executive officer of the Company for purposes of this Proxy Statement because he was serving in such capacity during the Company's last fiscal year.

(9)   Granted as compensation for services as a director.


STOCK OPTION GRANT TABLE

      The following table sets forth certain information concerning stock options granted during 1997 to each Named Executive Officer. All such options were granted under the Company's 1995 Stock Option Plan.


                        STOCK OPTION GRANTS IN 1997


                                                                                        Potential Realizable
                     Number of         % of Total                                        Value at Assumed
                      Shares            Options                                          Annual Rates of
                    Underlying        Granted to All      Exercise                         Stock Price
Executive            Options           Employees in        Price Per    Expiration         Appreciation
Officer              Granted           1997 (1)             Share          Date           for Option Term
-----------         ----------        --------            ---------    ----------        ------------------
                                                                                            5%            10%
                                                                                            --            ---
Michael J. Scharf    100,000 (2)         28.2              $5.50        4/27/07 (3)       $346,000       $877,000

Marc J. Segalman      25,000 (4)          7.0               5.75        7/29/07 (4)         90,500        229,000
                      25,000 (5)          7.0               8.50        9/08/07 (5)        133,750        338,750

Gilbert D. Scharf     10,000 (6)          2.8               5.50        4/27/07 (7)         34,600         87,700



(1) Includes option granted to Gilbert Scharf as compensation for his service as a director, but excludes options granted to other directors for such service.

(2) On April 27, 1997, Michael Scharf was granted a non-qualified stock option to purchase an aggregate of 100,000 shares of Common Stock. Such option is currently exercisable as to 20% of the underlying shares and will become exercisable as to an additional 20% of the underlying shares on each of the next four anniversaries of the date of grant, provided that Mr. Scharf is then employed by the Company or one of its subsidiaries. Upon the occurrence of a "change in control" of the Company (as defined in the 1995 Stock Option Plan), such option will become exercisable in full.

(3) Expires on the earlier of April 27, 2007 and 90 days after the termination of Michael Scharf's employment with the Company and its subsidiaries.

(4) On July 29, 1997, Mr. Segalman was granted a non-qualified stock option to purchase an aggregate of 25,000 shares of Common Stock. Such option became exercisable as to 5,000 of the underlying shares on September 8, 1997 (concurrent with the commencement of his employment with the Company), and will become exercisable as to an additional 5,000 of the underlying shares on each of the next four anniversaries of the date of grant, provided that Mr. Segalman is then employed by the Company or one of its subsidiaries. Upon the occurrence of a "change in control" of the Company, such option will become exercisable in full. This option expires on the earlier of July 29, 2007 and 90 days after the termination of Mr. Segalman's employment with the Company and its subsidiaries.

(5) On September 8, 1997, Mr. Segalman was granted an incentive stock option to purchase an aggregate of 25,000 shares of Common Stock. Such option became exercisable as to 5,000 of the underlying shares on the date of grant and will become exercisable as to an additional 5,000 of the underlying shares on each of the next four anniversaries of the date of grant, provided that Mr. Segalman is then employed by the Company or one of its subsidiaries. Upon the occurrence of a "change in control" of the Company, such option will become exercisable in full. This option expires on the earlier of September 8, 2007 and 90 days after the termination of Mr. Segalman's employment with the Company and its subsidiaries.

(6) Granted as compensation for Gilbert Scharf's service as a director. Such option is currently exercisable as to 4,000 of the underlying shares of Common Stock and will become exercisable as to an additional 2,000 of the underlying shares on each of the next three anniversaries of the date of grant, provided Mr. Scharf is then serving as a director of the Company. Upon the occurrence of a "change in control" of the Company, such option will become exercisable in full.

(7) Expires on the earlier of April 27, 2007 and 90 days after the date on which Gilbert Scharf ceases to serve as a director of the Company.



STOCK OPTION EXERCISES AND FISCAL YEAR END VALUES

         No options were exercised by any of the Named Executive Officers during 1997.

         The following table sets forth, for each Named Executive Officer, the number of shares of Common Stock underlying the total number of stock options held by him at the Company's December 31, 1997 fiscal year end, and the aggregate dollar value of the in-the-money unexercised stock options as of such date, with those options that were then exercisable and those that were then unexercisable separately identified.

                        EXERCISABLE/UNEXERCISABLE STOCK OPTIONS AT
                        FISCAL YEAR END AND FISCAL YEAR END VALUES


                         Number of Shares Underlying         Value of Unexercised In-the-Money
                       Options at 1997 Fiscal Year End                  Options (1)
Name                  Exercisable         Unexercisable      Exercisable          Unexercisable
----                  -----------         -------------      -----------          -------------
Michael J. Scharf         40,000          260,000           $ 175,000           $ 1,137,500

Marc J. Segalman          10,000           40,000              27,500               110,000

Gilbert D. Scharf         17,000            8,000              74,375                35,000


(1) Based on the December 31, 1997 closing sale price for the Common Stock of $97/8 per share.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors, formed in August 1995, is currently comprised of Messrs. Cohn (Chairman) and Tansill. During 1997, Andrew Heyer was a member of the Compensation Committee. Mr. Heyer is a Managing Director of CIBC. As discussed under "Certain Relationships and Related Transactions," in April 1997, CIBC served as placement agent in connection with the issuance of certain securities of the Company and Niagara LaSalle, the proceeds of which were used to finance Niagara LaSalle's acquisition of LaSalle. The Company and Niagara LaSalle paid CIBC $790,081 in fees and reimbursement of expenses as consideration for such services.

General

      The Compensation Committee considers and makes recommendations to the Board on matters relating to cash compensation of the Company's executive officers and is also responsible for administering the Company's 1995 Stock Option Plan, which plan was approved by the Company's stockholders in May 1996, and the Company's Employee Stock Purchase Plan, which plan is subject to stockholder approval (See Proposal 3). The Compensation Committee reviews and develops compensation policies and programs designed to enhance the Company's long-term profitability. Currently, the Compensation Committee's objectives are implemented through three components -- base salary, annual bonus and stock option awards. In considering and determining these components, the Compensation Committee, among other things, reviews the Company's current and historical performance and evaluates the executive's contributions and performance for the relevant compensation period.

Compensation of the Chief Executive Officer

      In establishing (in May 1997) Michael Scharf's base salary for the year, the Compensation Committee considered (i) Mr. Scharf's efforts and contributions to the Company (and in particular, Mr. Scharf's significant efforts to complete Niagara LaSalle's acquisition of LaSalle in April
1997), (ii) the fact that Mr. Scharf had served as the Company's Chairman, Chief Executive Officer and President without compensation for over two years and (iii) the salary levels of Niagara LaSalle's senior management.

      In establishing (in March 1998) Michael Scharf's bonus in respect of 1997, the Compensation Committee considered (i) Mr. Scharf's contributions to the Company and, in particular, Mr. Scharf's significant efforts to complete Niagara LaSalle's acquisition of LaSalle, (ii) Mr. Scharf's significant efforts to improve operations and efficiency and reduce costs at the Company's operating subsidiaries, (iii) the successful restructuring of the capital structure of the Company and its subsidiaries, (iv) the results of operations for the Company and its subsidiaries for 1997 and (v) bonuses paid to Niagara LaSalle and LaSalle senior management in respect of 1997.

      On April 27, 1997, the Compensation Committee determined to grant Mr. Scharf a non-qualified stock option to purchase an aggregate of 100,000 shares of Common Stock at $5.50 per share. On the last trading day before such option was granted, the closing sales price for the Common Stock was $5 3/8 per share. Mr. Scharf's option is currently exercisable as to 20% of the underlying shares, and will become exercisable as to an additional 20% of the underlying shares on each of the next four anniversaries of the date of grant, provided that Mr. Scharf is then employed by the Company or one of its subsidiaries. Upon the occurrence of a "change in control" of the Company (as defined in the Company's 1995 Stock Option Plan), such option will become fully exercisable. In making the determination to grant Mr. Scharf such option, the Compensation Committee considered (i) Mr. Scharf's long-term contributions to the Company and, in particular, his successful shepherding of the Company through three acquisitions, (ii) the fact that Mr. Scharf had served as the Company's Chairman, Chief Executive Officer and President without compensation for over two years, (iii) the options granted to other employees of the Company and its subsidiaries and (iv) that the five-year vesting schedule would serve to further align Mr. Scharf's interests with the long-term interests of the Company and its stockholders.

Tax Considerations

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deductibility by a company of compensation in excess of $1 million paid to its chief executive officer and four remaining most highly compensated executive officers in a taxable year. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. Compensation attributable to the Company's 1995 Stock Option Plan has been designed to be, and should qualify as, "performance-based" under Section 162(m). The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with the Company's compensation philosophy and the Company's strategic goals and best interests.


                                  COMPENSATION COMMITTEE

                                  Gerald L. Cohn, Chairman
                                  Andrew R. Heyer (member through March 1998)
                                  Douglas T. Tansill (member since March 1998)



STOCK PRICE PERFORMANCE COMPARISON

      The following graph compares cumulative total return of shares of Common Stock with the cumulative total return of (i) the Standard & Poor's 600 Smallcap index (the "S&P 600 Smallcap Index") and (ii) an industry peer group index comprised of six other publicly-traded steel companies (the "Steel Index"). The graph assumes $100 was invested on August 16, 1995 in shares of Common Stock, and stocks comprising the S&P 600 Smallcap Index and the Steel Index, and the reinvestment of all dividends, and shows the percentage change from such date.

      The companies comprising the Steel Index are publicly-traded steel companies that produce, process and/or distribute steel bars. The companies comprising the Steel Index are: A.M. Castle & Co., Bayou Steel Corporation, Birmingham Steel Corporation, Nucor Corporation, Republic Engineered Steels, Inc. and Quanex Corporation.

      Between August 20, 1993 (the date the Company consummated an initial public offering) and August 16, 1995, the Company possessed certain unique business purposes and investor-protection features associated with a "Specified Purpose Acquisition Company"(R) ("SPAC"). For comparison in prior years, the Company used a peer group index consisting of publicly-traded SPACs. Because the Company has not had such purposes and features since August 16, 1995, it believes the use of the Steel Index is more appropriate.


                   COMPARATIVE STOCK PRICE PERFORMANCE(1)


                                                                       S&P 600
              Niagara Corporation          Steel Index             Small Cap Index

   Date     Price    Divs     Ret     Price    Divs     Ret    Price    Divs     Ret
   ----     -----    ----     ---     -----    ----     ---    -----    ----     ---

3/31/98      8.81     --     67.86    99.28    --      6.61    200.84   .126    91.68
2/27/98      9.56     --     82.14    99.59    --      6.95    193.58   .129    84.63
1/30/98      9.00     --     71.43    93.06    --      -.07    177.54   .087    69.22
12/31/97     9.88     --     88.10    91.63    --     -1.61    181.16   .128    72.59
11/28/97     9.25     --     76.19    92.69    --      -.47    177.71   .127    69.18

10/31/97     9.00     --     71.43    96.44    --      3.56    179.14   .090    70.42
9/30/97      9.88     --     88.10   100.63    --      8.05    187.31   .125    78.11
8/29/97      8.13     --     54.76   106.53    --     14.40    175.81   .131    67.06
7/31/97      7.13     --     35.71   105.19    --     12.95    171.62   .085    62.96
6/30/97      5.88     --     11.90    98.06    --      5.30    161.55   .121    53.32

5/30/97      6.13     --     16.67   101.19    --      8.66    154.83   .138    46.83
4/30/97      5.63     --      7.14    86.63    --     -6.98    138.68   .086    31.40
3/31/97      5.25     --       .00    85.69    --     -7.99    137.09   .121    29.81
2/28/97      5.69     --      8.33    94.00    --       .94    144.63   .112    36.83
1/31/97      5.75     --      9.52   100.00    --      7.38    147.80   .100    39.72

12/31/96     4.38     --     -16.67  102.38    --      9.93    145.48   .114    37.43
11/29/96     4.25     --     -19.05  104.00    --     11.68    143.91   .117    35.84
10/31/96     4.50     --     -14.29   99.00    --      6.31    136.92   .106    29.14
9/30/96      5.13     --      -2.38  107.75    --     15.70    137.98   .109    30.04
8/30/96      4.38     --     -16.67  104.38    --     12.08    132.29   .129    24.58

7/31/96      5.63     --      7.14   104.38    --      12.08   124.72   .091    17.34
6/28/96      5.63     --      7.14   111.00    --      19.19   134.03   .107    26.00
5/31/96      5.88     --     11.90   112.00    --      20.27   139.61   .134    31.14
4/30/96      5.13     --     -2.38   108.05    --      16.03   134.95   .080    26.64
3/29/96      4.75     --     -9.52   103.97    --      11.65   127.70   .113    19.77

2/29/96      5.69     --      8.33    99.47    --      6.82    125.13   .127    17.26
1/31/96      4.69     --     -10.71  102.13    --      9.66    121.29   .072    13.54
12/29/95     4.50     --     -14.29  101.13    --      8.59    121.10   .107    13.30
11/30/95     5.06     --      -3.57   91.97    --     -1.23    119.24   .121    11.46
10/31/95     5.25     --        .00   89.63    --     -3.76    114.82   .075     7.22

9/29/95      6.25     --     19.05    88.43    --      -5.05   120.86   .090    12.78
8/31/95      6.00     --     14.29    93.15    --       .03    117.94   .124     9.98
7/31/95      5.25     --      0.00    96.53    --      3.65    115.56   .072     7.64
6/30/95      5.25     --      0.00    93.13    --       .00    107.42             .00


(1) The comparisons in the performance graph are set forth in response to disclosure requirements of the Commission and are not intended to forecast or be indicative of future performance of the shares of the Common Stock (or of any of the indices or companies comprising them).

      The shares of Common Stock are traded on the Nasdaq National Market. Until October 15, 1995, such stock was quoted on the OTC Bulletin Board, a National Association of Securities Dealers, Inc. sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq System. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

              PROPOSAL 2: AMENDMENT OF 1995 STOCK OPTION PLAN

      On May 16, 1996, the stockholders of the Company approved the Company's 1995 Stock Option Plan. As originally intended, the purpose of this plan was to align the interests of officers, key employees and independent contractors of the Company and its subsidiaries with those of the Company's stockholders, and to reward the performance of such individuals. In October 1996, the 1995 Stock Option Plan was amended (as amended, the "1995 Plan") to provide that directors of the Company and its subsidiaries may be granted stock options for their service as a director. The 1995 Plan authorizes the grant of stock options ("Options") that qualify as incentive stock options ("ISOs") pursuant to Section 422 of the Code, as well as Options that do not so qualify ("NonQualified Stock Options" or "NQSOs").

      The Board of Directors has unanimously approved an amendment, attached as Annex A, to the 1995 Plan (the "Amendment") which, if approved by stockholders, will (i) increase the number of shares of Common Stock reserved for issuance under the 1995 Plan by 1,000,000 shares and (ii) increase by 200,000 shares the limit on the number of shares of Common Stock with respect to which options may be granted to any individual in any year (the "Annual Limit"), in each case subject to adjustment as described below and in the 1995 Plan. Of the 1,500,000 shares of Common Stock currently authorized for issuance under the 1995 Plan, Options to acquire 1,240,000 shares have been granted. Because it believes that the 260,000 shares of Common Stock remaining available for issuance under the 1995 Plan are not sufficient to attract, retain and reward qualified management, the Board has determined, subject to stockholder approval, to reserve an additional 1,000,000 shares of Common Stock for issuance under such plan. In addition, by increasing the Annual Limit from 400,000 to 600,000 shares of Common Stock, the Board believes that it will have more flexibility in structuring compensation packages for senior management, and, subject to stockhholder approval, has amended the 1995 Plan accordingly.

      The following is a description of the material terms of the 1995 Plan, and as such is qualified in its entirety by the actual terms of such plan, a copy of which is on file with the Commission.

PRINCIPAL FEATURES OF THE 1995 PLAN

Administration

      The 1995 Plan is administered by a committee (currently the Compensation Committee) of the Board (the "Committee") comprised of at least two directors. Under the 1995 Plan, the Committee determines, among other things, to whom Options will be granted, the designation (ISO or NQSO) and number of Options to be granted, and the terms, conditions and restrictions of such Options. The Committee is also authorized to interpret the 1995 Plan and any Option, determine the terms and provisions of agreements evidencing such Options ("Option Agreements"), and prescribe, amend and rescind rules and regulations relating to the 1995 Plan. All decisions, determinations and interpretations made by the Committee are final and binding upon all interested persons. No member of the Committee will be liable for any action taken or determination made in good faith with respect to the 1995 Plan or any Option granted thereunder.

Shares Subject to the 1995 Plan

      Upon stockholder approval of the Amendment, the number of shares of Common Stock reserved for issuance under the 1995 Plan will be 2,500,000, subject to adjustment as described below. Such shares may be authorized but unissued shares or shares reacquired by the Company. If any shares subject to an Option are forfeited, cancelled, exchanged or surrendered, or if an Option otherwise terminates or expires without a distribution of shares, the shares of Common Stock subject to such Option shall, to the extent of such forfeiture, cancellation, exchange, surrender, termination or expiration, become available for future grants under the 1995 Plan.

      Upon stockholder approval of the Amendment, the 1995 Plan will provide that participants in the plan ("Participants") cannot in any one year be granted Options to purchase more than 600,000 shares of Common Stock, subject to adjustment as described below.

      In certain circumstances (as described in the 1995 Plan) and in order to prevent dilution or enlargement of Participants' rights, the 1995 Plan provides that the Committee will make such equitable adjustments as it deems necessary or appropriate to (i) the number and kind of shares of Common Stock issued or issuable in respect of Options and (ii) the exercise, grant, or purchase price relating to an Option, provided that any such adjustment with respect to an ISO must be made in accordance with
Section 424 of the Code.

      On June 5, 1998, the closing price of the Common Stock on the Nasdaq National Market was $9-3/8 per share.

Terms of Options

      Each Option granted under the 1995 Plan is designated by the Committee as either an ISO or NQSO at the time of grant. As required by the Code, the aggregate Fair Market Value (as defined in the 1995 Plan and as determined as of the date of grant) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year cannot exceed $100,000.

      Each Option granted under the 1995 Plan is evidenced by an Option Agreement containing the terms and conditions of the Option, including its exercise price and the number of shares of Common Stock issuable upon exercise. The Option exercise price must be paid in full, at the time of exercise, in cash or shares of Common Stock having a Fair Market Value equal to such exercise price, in a combination of cash and Common Stock or, in the sole discretion of the Committee, through a cashless exercise procedure. Option exercise prices for ISOs cannot be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (110% if the Participant owns more than 10% of the outstanding stock of the Company).

      Unless otherwise provided in the Option Agreement, on the date of grant, each Option is exercisable as to 20% of the Common Stock issuable upon the exercise thereof, and becomes exercisable as to an additional 20% on each of the next four anniversaries of such date, provided that the Committee may accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless sooner terminated by the terms of the 1995 Plan or an Option Agreement, each Option expires not later than ten years from the date of grant. If a Participant's employment with the Company (or a subsidiary) terminates, the Committee has the exclusive authority to determine if, for how long, and under what conditions Options can be exercised after such termination. In no event will an Option continue to be exercisable beyond its expiration date.

      Upon a Change in Control of the Company, all Options then outstanding will become immediately exercisable in full. A Change in Control is defined as (i) the acquisition (other than by an "excluded person," as defined in the 1995 Plan) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities,
(ii) a change in a majority of the Board (subject to certain exceptions for new directors whose election or nomination was approved by a majority of directors then in office), (iii) the Company's stockholders approving a merger or consolidation of the Company other than a transaction which results in the Company's voting securities continuing to represent 70% or more of the combined voting power of the Company (or parent or surviving entity), or a merger or consolidation effected pursuant to a recapitalization of the Company in which no person other than an "excluded person" acquires 30% of the voting power of the Company's then outstanding securities, or (iv) the Company's stockholders approving a plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company's assets.

Amendment and Termination of the 1995 Plan

      The Board or the Committee may from time to time amend or terminate the 1995 Plan, but cannot, without approval of the Company's stockholders, adopt an amendment to the 1995 Plan for which stockholder approval is required under applicable Delaware law or in order for the 1995 Plan to continue to comply with Rule 16b-3 under the Exchange Act. In addition, no such amendment can be adopted which adversely affects any of the rights of any Participant under any previously granted Option, without such Participant's consent. If the 1995 Plan is terminated, unexercised Options will continue to be exercisable in accordance with their terms and the terms of the 1995 Plan in effect immediately prior to such termination.

Eligibility

      Any officer, key employee, independent contractor or director of the Company or any of its subsidiaries is eligible to participate in the 1995 Plan. Under the Code, however, only employees of the Company and its subsidiaries may be granted ISOs. No Options may be granted under the 1995 Plan on or after August 15, 2005.

      Since Options granted under the 1995 Plan are subject to the discretion of the Committee, benefits under the 1995 Plan are not determinable.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws, is not intended to be exhaustive, and, among other things, does not describe state, local or foreign income and other tax consequences.

Incentive Stock Options

      A Participant will not recognize taxable income upon the grant or timely exercise of an ISO, and the Company will not be entitled to a tax deduction with respect to such grant or exercise. The exercise of an ISO may, however, give rise to taxable compensation income (and be subject to applicable withholding taxes) and a corresponding tax deduction to the Company if the ISO is not exercised on a timely basis (generally, while the Participant is employed by the Company or within 90 days after termination of employment) or if the Participant subsequently engages in a "disqualifying disposition," as described below.

      A sale or exchange by a Participant of shares acquired upon the exercise of an ISO more than one year after the transfer of shares to such Participant or more than two years after the date of grant of the ISO, whichever is later, will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the Participant. If such sale or exchange takes place within two years after the date of grant or within one year from the date of transfer of the underlying shares to the Participant, such sale or exchange will generally constitute a "disqualifying disposition" and have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares will be taxable as ordinary income to the Participant and subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and not result in any deduction by the Company.

      Generally, when shares of previously acquired Common Stock are surrendered as payment for the exercise price of an ISO, no gain or loss will be recognized as a result of the exchange. However, if the shares surrendered were acquired pursuant to the exercise of an ISO and at the date of surrender the applicable ISO holding period for such shares has not been met, then such surrender will constitute a disqualifying disposition giving rise to ordinary income tax treatment (as discussed above).

Non-Qualified Stock Options

      Generally, a Participant will not recognize taxable income upon the grant of an NQSO, and the Company will not be entitled to a tax deduction with respect to such grant.

      Upon the exercise of an NQSO, the amount by which the fair market value of the shares of Common Stock received upon exercise exceeds the exercise price will be taxable as compensation income to the Participant and be subject to applicable withholding taxes. The Company generally will be entitled to a tax deduction at such time and in the amount of such compensation income. The Participant's tax basis for the shares of Common Stock received upon exercise of an NQSO will be the sum of the compensation income recognized and the exercise price.

      Upon the sale of shares of Common Stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and be long-term capital gain or loss if such shares were held for more than one year.

      If the exercise price of an NQSO is paid, in whole or in part, with a Participant's previously acquired shares of Common Stock, then such Participant will recognize no gain or loss for federal income tax purposes on the shares surrendered (except in certain cases in which such shares were acquired upon the exercise of an ISO), but otherwise will be taxed in accordance with the discussion above.


APPROVAL REQUIRED

      The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Amendment. An abstention will have the same effect as a vote against the Amendment; broker non-votes will be disregarded and will have no effect on the outcome of the vote. Unless a contrary instruction is indicated, a properly executed and returned proxy will be voted "FOR" approval of the Amendment.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT.


             PROPOSAL 3: PROPOSED EMPLOYEE STOCK PURCHASE PLAN

      Stockholders of the Company are being asked to consider and approve the Niagara Corporation Employee Stock Purchase Plan (the "Purchase Plan"). The purpose of the Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase, on favorable terms, shares of Common Stock through accumulated payroll deductions and thereby provide such employees with an added incentive to contribute to the prosperity of the Company. The Purchase Plan was approved by the Board of Directors on March 12, 1998 and is designed to encourage the purchase of shares of Common Stock by a broad base of employees. The Purchase Plan is intended to comply with the requirements of Section 423 of the Code and to obtain for the participating employees the tax advantages provided thereby (as described under "Certain Federal Income Tax Consequences" below). In order for the purchase of Common Stock under the Purchase Plan to qualify for such tax treatment, the plan must be approved by the Company's stockholders within 12 months of its adoption.

      The following description of the Purchase Plan does not purport to be complete and is qualified in its entirety by reference to the full text thereof attached as Annex B. Capitalized terms used and not defined herein have the meanings defined in the Purchase Plan.

PRINCIPAL FEATURES OF THE PURCHASE PLAN

Administration

      The Purchase Plan would be administered by the Compensation Committee or any other committee of the Board (the "Committee") appointed to administer such plan. Subject to the terms of the Purchase Plan, the Committee could make such rules and regulations and establish such procedures for the administration of the Purchase Plan as it deems appropriate. All decisions, determinations and interpretations made by the Committee would be final and binding upon all interested persons. No member of the Committee would be liable for any action taken or any determination or interpretation made in good faith with respect to the Purchase Plan.

Eligibility

      Any employee regularly employed by the Company, Niagara LaSalle or LaSalle on a full-time basis would be eligible to participate in the Purchase Plan, provided such employee has worked at least 1,000 hours during a period of 12 consecutive months from the most recent date of employment. Employees who are five percent or more stockholders of the Company or any subsidiary of the Company, however, would not be eligible to participate. Employees of any corporation acquired by the Company after approval of the Purchase Plan could participate if such corporation was so designated by the Committee.

      As described below, the amount of benefits to be received by each participating employee would be determined by such employee's purchase election. Accordingly, benefits under the Purchase Plan are not determinable.

Participation

      An eligible employee may participate in the Purchase Plan by filing before an applicable Offering Date an enrollment agreement authorizing payroll deductions of up to 10% of such employee's Compensation. A participating employee may elect to discontinue participation in the Purchase Plan at any time (or participation will automatically terminate upon interruption or termination of an employee's Continuous Status as an Employee) and the amount credited to such employee's account that has not been used to purchase shares of Common Stock will be returned without interest.

Purchase of Common Stock

      The purchase price of shares of Common Stock subject to options granted under the Purchase Plan is the lower of (i) 85% of the closing price of the Common Stock on the Nasdaq National Market at the beginning of the Offering Period (the date of grant) or (ii) 85% of such closing price at the end of the Offering Period (the date of exercise). No option would be granted under the Purchase Plan which would permit a Participant's right to purchase shares of Common Stock to accrue at a rate which exceeds $25,000 in Fair Market Value (determined on the date of grant) for each calendar year in which such option is outstanding at any time.

      Upon the expiration of each Offering Period, a Participant's option is exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to such Participant's account, and not previously withdrawn, would purchase at the applicable purchase price.

      On June 5, 1998, the closing price of the Common Stock on the Nasdaq National Market was $9-3/8 per share.

      Offering Periods are based on calendar quarters (the first of which would begin on October 1, 1998) although the Committee, in the exercise of its sole discretion, may change the commencement dates and length of such periods. Upon a proposed Change in Control of the Company, the Committee would shorten the Offering Period then in progress, although, in such event, the Committee, in the exercise of its sole discretion, may take such other action as it deems appropriate. A Change in Control of the Company is defined as (i) a merger or consolidation of the Company, other than a transaction which results in the Company's voting securities continuing to represent 70% or more of the combined voting power of the Company (or parent or surviving entity), or a merger or consolidation effected pursuant to a recapitalization of the Company in which no person other than an Excluded Person acquires 30% of the voting power of the Company's then outstanding securities, (ii) the Company's stockholders approving a plan of complete liquidation of the Company or (iii) the sale of all or substantially all of the Company's assets.

Shares Subject to the Purchase Plan

      The number of shares of Common Stock reserved for issuance under the Purchase Plan is 1,000,000, subject to adjustment as described below. Such shares may be authorized but unissued shares or shares reacquired by the Company. If any option granted under the Purchase Plan expires or terminates without a distribution of shares, the shares of Common Stock subject to such option shall, to the extent of such expiration or termination, become available for future grants under the Purchase Plan.

      In the event of a Change in Capitalization of the Company, the Purchase Plan provides that the Committee will make such equitable adjustments as it deems appropriate to, among other things, (i) the number of shares of Common Stock reserved for issuance under the Purchase Plan and
(ii) the purchase price for options granted under the Purchase Plan but not yet exercised.

Transferability

      The right to purchase shares of Common Stock which is granted to a participating employee under the Purchase Plan would not be transferable and would be exercisable only by such employee.

Term

      The Purchase Plan will terminate on March 31, 2008 unless terminated earlier in the sole discretion of the Board.

Amendments to or Discontinuance of the Purchase Plan

      The Board could from time to time amend, suspend or discontinue the Purchase Plan; provided, however, that to the extent required by Rule 16b-3 under the Exchange Act, Section 423 of the Code or any other law, regulation, stock exchange or other applicable securities market rule, no such amendment could be effected without the approval of stockholders of the Company entitled to vote thereon. In addition, the Committee could make such amendments as it deems necessary to comply with applicable laws, rules and regulations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws, is not intended to be exhaustive, and, among other things, does not describe state, local or foreign income and other tax consequences.

      The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Certain federal income tax consequences to Participants from such status under present law are described below.

      Neither the grant of an option under the Purchase Plan nor the purchase of shares of Common Stock upon exercise of such option will result in an employee's realization of taxable income, thus permitting employees to acquire Common Stock under the Purchase Plan without immediate tax consequences. An employee who does not dispose of shares of Common Stock so purchased until at least 2 years after the date of grant of such employee's option with respect thereto and 12 months after the date of exercise will also receive long-term capital gain treatment for any appreciation in the value of such shares of Common Stock over the lower of (i) the fair market value of such shares at the time the option is granted or (ii) the fair market value of such shares at the time the option is exercised. Such capital gain treatment is not, however, available for the discount at which the shares of Common Stock are initially purchased under the Purchase Plan, and an employee who meets such holding requirements is required to include as ordinary income at the time of such employee's death or disposition of such shares the lesser of (i) the excess of the fair market value of such shares over the option price at the time of grant or (ii) the excess of the fair market value of such shares at the time of disposition of such shares or death, over the amount such employee paid for such shares. If an employee sells shares of Common Stock under such circumstances for less than such employee paid for such shares, there is no ordinary income and such employee will realize a long-term capital loss of the difference. Any ordinary income realized by an employee will increase the basis of such employee's shares of Common Stock for purposes of determining the amount of any gain or loss realized upon the disposition thereof.

      With limited exceptions, an employee who fails to retain shares of Common Stock purchased under the Purchase Plan until at least 2 years after the date the option with respect thereto is granted and 12 months after the date such option is exercised is considered to have made a "disqualifying disposition" and forfeits the special tax treatment extended under Section 423 of the Code. In general, such employee realizes ordinary income at the time of such disposition equal to the excess of the fair market value of the shares of Common Stock at the time of purchase over the price paid for such shares. Such fair market value becomes the basis for determining any further gain or loss at the time of disposition of the shares of Common Stock. In determining whether that gain or loss is long-term or short-term, the holding period is calculated from the date of purchase. A capital gain or loss is long-term if the shares have been held for more than 12 months.

      The Company is entitled to a deduction equal to the amount of ordinary income realized by an employee who makes a disqualifying disposition. Otherwise, the Company is not entitled to any deduction on account of the grant or exercise of options granted under the Purchase Plan or the subsequent sale by employees of shares of Common Stock purchased pursuant to the Purchase Plan.


APPROVAL REQUIRED

      The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Purchase Plan. An abstention will have the same effect as a vote against the Purchase Plan; broker non -votes will be disregarded and will have no effect on the outcome of the vote.. Unless a contrary instruction is indicated, a properly executed and returned proxy will be voted "FOR" approval of the Purchase Plan.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PURCHASE PLAN.


             PROPOSAL 4: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors, on the recommendation of members of the Audit Committee, has appointed BDO Seidman LLP ("BDO Seidman") as independent accountants for 1998, subject to ratification and approval by the Company's stockholders. BDO Seidman has served as the Company's independent accountants since the Company's inception. The Board recommends that stockholders ratify and approve their appointment. A representative of BDO Seidman is expected to attend the Annual Meeting and will have an opportunity to make a statement, if he desires to do so, and to respond to questions from the Company's stockholders.

      The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify and approve the appointment of BDO Seidman as independent accountants for 1998. Unless a contrary instruction is indicated, a properly executed and returned proxy will be voted "FOR" appointment of BDO Seidman as independent accountants for 1998. A failure to vote shares, either by abstention or broker non-vote, will have the same effect as a vote against this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPOINTMENT OF BDO SEIDMAN AS INDEPENDENT ACCOUNTANTS FOR 1998.


                          SOLICITATION OF PROXIES

      The costs of soliciting proxies for the Annual Meeting will be paid by the Company. In addition to the mailing of proxy materials, such solicitation may be made in person or by telephone, facsimile or telegram by directors and executive officers of the Company, who will receive no additional compensation. Kissel-Blake Inc. will assist in the solicitation of proxies by the Company for a fee of $4,000, plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.


                           STOCKHOLDER PROPOSALS

      Proposals which stockholders of the Company intend to present at next year's annual meeting of stockholders must be received, in order to be considered at such meeting, by the Secretary of the Company, at the Company's executive offices located at 667 Madison Avenue, New York, New York 10021, not later than the close of business on February 10, 1999. Stockholder proposals received after that date will not be included in the Company's proxy statement or form of proxy prepared in connection with such meeting.


                           ADDITIONAL INFORMATION

      The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission, is enclosed with this proxy statement (without exhibits or schedules), but is not to be regarded as proxy soliciting materials. The Company will provide without charge to each stockholder, upon written request, copies of the exhibits and schedules to such Form 10-K. Stockholders should address such written requests to:
Niagara Corporation, Attention: Gilbert D. Scharf, Secretary, 667 Madison Avenue, New York, New York 10021.


                           By Order of the Board of Directors,

                           GILBERT D. SCHARF
                           Secretary

New York, New York
June 9, 1998






                                                                    ANNEX A


                              SECOND AMENDMENT
                                   TO THE
                            NIAGARA CORPORATION
                           1995 STOCK OPTION PLAN

           Pursuant to resolutions of the Board of Directors ("Board") of Niagara Corporation ("Niagara") adopted on May 20, 1998, the Niagara Corporation 1995 Stock Option Plan, as amended (the "Plan") is hereby amended as follows:

                                   FIRST

           Section 5 of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

           The maximum number of shares of Stock reserved for issuance pursuant to the Plan shall be 2,500,000 shares, subject to adjustment as provided herein.

                                   SECOND

          Section 5 of the Plan is hereby amended by deleting the second paragraph thereof and replacing it with the following:

           No Participant may be granted Options, in any one year, to purchase more than 600,000 shares of Stock, subject to adjustment as provided herein.

           This Second Amendment shall take effect upon its adoption by the Board, subject to the approval of the stockholders of Niagara within twelve (12) months thereof.

           IN WITNESS WHEREOF, the undersigned has executed this Second Amendment on behalf of Niagara Corporation this 8th day of June, 1998.

                          NIAGARA CORPORATION


                          /s/ Michael J. Scharf
                          __________________________
                              Michael J. Scharf
                              President

 ATTEST:

 /s/ Marc J. Segalman
 __________________________
      Marc J. Segalman
      Vice President






                                                                    ANNEX B


                            NIAGARA CORPORATION
                        EMPLOYEE STOCK PURCHASE PLAN


 1.   PURPOSE

           The purpose of the Niagara Corporation Employee Stock Purchase Plan (the "Plan") is to provide employees of Niagara Corporation, a Delaware corporation (the "Company"), and its Designated Subsidiaries (as defined below), with an opportunity to purchase, on favorable terms, shares of Common Stock (as defined below), through accumulated payroll deductions, and thereby have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of such Section of the Code.

 2.   DEFINITIONS

           The following terms, as used herein, shall have the following meanings:

      (a)  "Board" shall mean the Board of Directors of the Company.

      (b) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of shares of Stock for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend or distribution, stock split, spin-off, or reverse stock split, combination or exchange of stock, change in corporate structure or otherwise.

      (c) "Change in Control" of the Company shall be deemed to occur upon the first to occur of the following:

                (i) there is consummated a merger or consolidation of the Company or any Subsidiary with any other corporation, other than
           (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 70% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or
           (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, acquired 30% or more of the combined voting power of the Company's then outstanding securities;

                (ii) the stockholders of the Company approve a plan of complete liquidation of the Company (or any transaction having a similar effect); or

                (iii) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

      (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (e) "Committee" shall mean the Compensation Committee of the Board or such other committee of members of the Board appointed by the Board, in its sole discretion, to administer the Plan and to perform the functions set forth herein.

      (f)  "Company" shall mean Niagara Corporation, a Delaware corporation.

      (g) "Compensation" shall mean the salary, wages, commissions, overtime pay and bonuses paid by an Employer to an Employee as reported by the Employer to the United States government for Federal income tax purposes, including an Employee's portion of compensation deferral contributions pursuant to Section 401(k) of the Code, any amount excludable pursuant to Section 125 of the Code and/or any non-qualified compensation deferral, but excluding all non-cash items, moving or relocation allowances, car allowances, imputed income attributable to car or life insurance, severance pay, fringe benefits, any credit or benefit under any employee benefit plan maintained by the Employer, and income attributable to the exercise of Company stock options.
           The Committee shall determine whether a particular item is included in Compensation.

      (h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of a person's employment with the Company or a Designated Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Employee's Employer.

      (i) "Designated Subsidiaries" shall mean Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan, which may include corporations which become Subsidiaries after the approval of the Plan.

      (j) "Employee" shall mean any person, including an officer, (i) who is regularly employed by the Company or a Designated Subsidiary as a full-time employee and (ii) who has completed a Year of Service.

      (k) "Employer" shall mean, as to any particular Employee, the corporation which employs such Employee, whether it is the Company or a Designated Subsidiary.

      (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (m) "Exercise Date" shall mean the last Trading Day of each Offering Period, except as the Committee may otherwise provide.

      (n) "Fair Market Value" per share of Stock as of a particular date shall mean (i) if the shares of Stock are then listed or admitted to trading on a national securities exchange or a national market system, including, without limitation, the NASDAQ National Market or the Nasdaq Stock Market, the last reported sales price on such date of a share of Stock sold in the regular way on the principal exchange or system on which such Stock is listed or admitted to trade (or the mean of the closing bid and asked prices if no sales were reported on such date), (ii) if the shares of Stock are not then listed or admitted to trade on such exchange or system, the average of the closing bid and asked prices of a share of Stock on the over-the-counter market on such date or
           (iii) in the absence of an established market for the Stock, such value as the Committee, acting in good faith and in its sole discretion, shall determine.

      (o) "Offering Date" shall mean the first Trading Day on or after any of the following: January 1, April 1, July 1 or October 1 of each Plan Year, commencing October 1, 1998; except that the Committee shall have the power to change such Offering Dates. The Offering Date of an Offering Period is the grant date for the options offered in such Offering Period.

      (p) "Offering Period" shall mean a period of approximately three (3) months, beginning with an Offering Date and ending on the last Trading Day of the calendar quarter following such Offering Date, except that the Committee shall have the power to change the duration of Offering Periods; however, no option granted under the Plan shall be exercisable more than 27 months from its date of grant.

      (q) "Option Price" shall mean the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 4(c) hereof.

      (r) "Participant" shall mean an Employee who participates in the Plan.

      (s) "Plan" shall mean the Niagara Corporation Employee Stock Purchase Plan, as amended from time to time.

      (t) "Plan Year" shall mean the calendar year, except that the first Plan Year shall begin on October 1, 1998 and shall end on December 31, 1998.

      (u) "Stock" shall mean shares of Common Stock, par value $.001 per share, of the Company.

      (v) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (w) "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.

      (x)  "Year of Service" shall mean a successive period of twelve
           consecutive months   ((A) from a person's original employment
           date with the Company or a Designated Subsidiary if there has been (i) no interruption or termination of employment with the Company or a Designated Subsidiary or (ii) a leave of absence agreed to in writing by such person's Employer or (B) from the date such person has resumed employment with the Company or a Designated Subsidiary if there has been such interruption or termination of employment or a leave of absence not agreed to in writing by such person's Employer) during which a person's hours of employment with the Company or a Designated Subsidiary are 1,000 hours or more.

 3.   ELIGIBILITY

      (a) Subject to the provisions of Sections 4(b) and 8(b) hereof, any person who is an Employee as of an Offering Date shall be eligible to participate in the Plan.

      (b) Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to
           Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary or (ii) which permits such Employee's right to purchase stock under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such option is granted) for any calendar year in which such option would be outstanding at any time.

 4.   GRANT OF OPTION; PARTICIPATION; OPTION PRICE

      (a) Subject to the provisions of Section 17 hereof, the Plan shall be implemented by consecutive Offering Periods until the expiration of the term of the Plan. Subject to the limitations set forth in Sections 3(b) and 9 hereof, on each Offering Date, each Employee participating in such Offering Period shall be granted an option to purchase, on the Exercise Date of such Offering Period (at the applicable Option Price), up to a number of full shares of Stock determined by dividing (i) such Participant's payroll deductions accumulated prior to such Exercise Date and retained in such Participant's account as of such date by (ii) the applicable Option Price. Exercise of the option shall occur as provided in
           Section 6 hereof, unless the Participant has withdrawn or upon interruption or termination of such Participant's Continuous Status as an Employee pursuant to Section 8 hereof, and shall expire on the last Trading Day of the Offering Period.

      (b) Each Employee may elect to become a Participant in the Plan with respect to an Offering Period by completing and filing an enrollment agreement with such Employee's Employer (in accordance with the rules and procedures adopted by the Committee from time to time) authorizing payroll deductions in accordance with
           Section 5 hereof. Once enrolled in the Plan, a Participant shall continue to participate in successive offerings in accordance with such enrollment agreement unless such Participant withdraws or upon interruption or termination of such Participant's Continuous Status as an Employee pursuant to Section 8 hereof, or at the end of the Offering Period in which such Employee's payroll deductions were discontinued pursuant to Section 5(a) hereof.

      (c) The Option Price per share of Stock for a particular Offering Period shall be equal to 85% of the Fair Market Value of a share of Stock on the Offering Date or on the Exercise Date, whichever is lower.

 5.   PAYROLL DEDUCTIONS

      (a) Subject to Section 4(b) hereof, a Participant may, in accordance with the rules and procedures adopted by the Committee from time to time, authorize a payroll deduction of any whole percentage from 1 percent to 10 percent of such Participant's Compensation each pay period (the permissible range within such percentages to be determined by the Committee from time to time). A Participant may increase or decrease such payroll deduction (or discontinue payroll deductions) at any time but, subject to the provisions of
           Section 8 hereof, not more frequently than once each Offering Period, by filing a new enrollment agreement with such Participant's Employer. All payroll deductions made by a Participant shall be credited to such Participant's account under the Plan. A Participant may not make any additional payments into such account.

      (b) Notwithstanding any provisions of the Plan to the contrary, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be discontinued at such time during any Offering Period scheduled to end during a Plan Year (the "Current Offering Period") in which the aggregate of all payroll deductions which were previously used to purchase Stock under the Plan in a prior Offering Period which ended during such year plus all payroll deductions accumulated with respect to the Current Offering Period equals or exceeds $25,000. Payroll deductions shall recommence at the rate provided in such Participant's enrollment agreement at the beginning of the first Offering Period which is scheduled to end in the following Plan Year, unless terminated as provided in Section 8 hereof.

 6.   EXERCISE OF OPTION

           Subject to Sections 9 (a) and 19 (b) hereof, unless a Participant withdraws from the Plan or upon interruption or termination of such Participant's Continuous Status as an Employee as provided in Section 8 hereof, or unless the Committee otherwise provides, such Participant's option to purchase shares of Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares of Stock subject to such option will be purchased for such Participant at the applicable Option Price with the accumulated payroll deductions in such Participant's account. No fractional shares of Stock will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share of Stock shall be retained in such Participant's account for the purchase of shares of Stock during the next Offering Period, subject to earlier withdrawal by the Participant as provided in Section 8 hereof.

 7.   DELIVERY OF SHARES

      (a) Unless the Participant has elected pursuant to Section 7 (b) hereof to have certificates representing the shares of Stock purchased under the Plan issued to such Participant, such shares shall be held for such Participant's benefit by a broker designated by the Committee. Such shares may be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and such Participant's spouse as joint tenants or in the name of a trust for the benefit of such Participant or such Participant and such Participant's spouse.

      (b) As promptly as practicable after receipt of a request from any Participant for withdrawal of shares of Stock in such Participant's account, the Company shall arrange for the delivery to such Participant of a certificate representing such shares which the Participant requests to withdraw. Notwithstanding the foregoing, except (i) within sixty (60) days following a Change in Control of the Company or (ii) upon the approval of the Committee, in its sole discretion, withdrawals may be made no more frequently than once each Offering Period.

 8.   WITHDRAWAL; INTERRUPTION OR TERMINATION OF EMPLOYMENT

      (a) A Participant may withdraw at any time all, but not less than all, payroll deductions credited to such Participant's account under the Plan that have not been used to purchase shares of Stock by giving written notice to the Company prior to the next occurring Exercise Date. All such payroll deductions credited to such Participant's account shall be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs shall be automatically terminated. No further payroll deductions for the purchase of shares of Stock will be made for such Participant during such Offering Period.
           If a Participant withdraws from an offering, payroll deductions will not resume at the beginning of the next Offering Period unless the Participant delivers a new enrollment agreement to the Company in accordance with Section 4 (b) hereof. A Participant's withdrawal from an offering will not have any effect upon such Participant's eligibility to participate in a succeeding offering or in any other plan which may be adopted by the Company.

      (b) Upon interruption or termination of a person's Continuous Status as an Employee during an Offering Period for any reason, including voluntary termination, retirement or death, (i) the payroll deductions credited to such person's account that have not been used to purchases shares of Stock shall be returned to such person (or, in the case of such person's death, to the person or persons entitled thereto under Section 11 hereof), and such person's option shall be automatically terminated and (ii) to be eligible to participate in a succeeding offering, such person must again qualify as an Employee as of the Offering Date for such offering.

 9.   STOCK

      (a) The maximum number of shares of Stock which shall be reserved for sale under the Plan shall be 1,000,000 shares, which number shall be subject to adjustment upon Changes in Capitalization as provided in Section 15 hereof. Such shares shall be either authorized and unissued shares or shares which have been reacquired by the Company. If any option granted hereunder expires or terminates without a distribution of shares of Stock, the shares of Stock with respect to such option shall, to the extent of such expiration or termination, again be available for grants of options under the Plan.

      (b) If, on a given Exercise Date, the total number of shares which would otherwise be subject to options which are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of shares affected thereby.

 10.  ADMINISTRATION

           The Plan shall be administered by the Committee, and the Committee may select administrator(s) to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable, including, without limitation, the power to change the Offering Dates and/or duration of Offering Periods, determine the permissible range of payroll deductions, limit the frequency and/or number of changes in the amount of payroll deductions during an Offering Period, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from such Participant's Compensation, determine the appropriate adjustments or actions, if any, to be taken in the event of a Change in Capitalization or proposed Change in Control of the Company, and establish such other rules and procedures, consistent with the terms of the Plan, which the Committee determines to be necessary or advisable for the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any stockholder.

 11.  DESIGNATION OF BENEFICIARY

      (a) A Participant may file with the Company, on forms supplied by the Company, a written designation of a beneficiary who is to receive cash remaining in such Participant's account under the Plan in the event of the Participant's death. If a Participant is married and the designated beneficiary is not such Participant's spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company, on forms supplied by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Stock and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant in accordance with the applicable laws of descent and distribution, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

 12.  TRANSFERABILITY

           Rights with regard to the exercise of an option or to receive shares of Stock under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Payroll deductions credited to a Participant's account may not be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will, the laws of descent and distribution or as provided in Section 11 hereof. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8 hereof.

 13.  INTEREST; USE OF FUNDS

           In accordance with the provisions of the Code (i) no interest shall accrue on or be payable with respect to the payroll deductions of a Participant and (ii) all payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such funds.

 14.  REPORTS

           Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares of Stock purchased, the aggregate number of shares of Stock in the Participant's account and the remaining cash balance, if any.

 15.  EFFECT OF CERTAIN CHANGES

      (a) In the event of a Change in Capitalization, the Committee shall determine, in its sole discretion, the appropriate equitable adjustments, if any, to be made under the Plan, including, without limitation, adjustments to the number of shares of Stock which have been reserved for issuance under the Plan, as well as the Option Price covered by each option under the Plan which has not yet been exercised.

      (b) In the event of a proposed Change in Control of the Company (as determined by the Committee), the Committee shall shorten the Offering Period then in progress by setting a new Exercise Date and shall, in advance of such date, notify each Partici-pant that the Exercise Date for the Offering Period then in progress has been changed to the new Exercise Date and that such Participant's option shall be exercised automatically on such new Exercise Date, unless prior to such date such Participant has withdrawn or there has been an interruption or termination of such person's Continuous Status as an Employee pursuant to Section 8 hereof; provided, however, that the Committee, in the exercise of its sole discretion, may take such other action as it deems appropriate.

 16.  TERM OF PLAN

           Subject to the Board's right to discontinue the Plan (and thereby end its term) pursuant to Section 17 hereof, the term of the Plan (and its last Offering Period) shall end on March 31, 2008. Upon any discontinuance of the Plan, unless the Committee shall determine otherwise, any assets remaining in the Participants' accounts under the Plan shall be delivered to the respective Participant (or such Participant's legal representative) as soon as practicable.

 17.  AMENDMENT TO AND DISCONTINUANCE OF PLAN

           The Board may at any time and for any reason amend, suspend or discontinue the Plan. No amendment shall be effective unless it receives the requisite approval of the stockholders of the Company if such stockholder approval of such amendment is required to comply with Rule 16b-3 under the Exchange Act,
           Section 423 of the Code or to comply with any other applicable law, regulation, stock exchange or other applicable securities market system rule.

 18.  NOTICES

           All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

 19.  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW

      (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

      (b) The obligation of the Company to sell or deliver shares of Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws and the rules of any stock exchange or other securities market on which the shares of Stock are then listed or admitted to trade, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Company, in its discretion, may postpone the issuance or delivery of Stock under any option granted hereunder and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

      (c) To the extent applicable hereto, the Plan is intended to comply with Rule 16b-3 under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

 20.  WITHHOLDING OF TAXES

      (a)  If the Participant makes a disposition, within the meaning of
           Section 424(c) of the Code and regulations promulgated thereunder, of any shares of Stock issued to such Participant pursuant to such Participant's exercise of an option granted hereunder, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

      (b) At the time an option granted hereunder is exercised, in whole or in part, such Participant must make adequate provisions for the Company's federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition, at any time, of Stock by the Participant.

 21.  NO RIGHT TO CONTINUED EMPLOYMENT OR BENEFITS

           Nothing in the Plan or in any option granted hereunder or agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any Designated Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Company or any Designated Subsidiary to terminate such Participant's employment.

 22.  EFFECTIVE DATE

           The Plan shall take effect upon its adoption by the Board, subject to the approval of the Plan by the stockholders of the Company within twelve (12) months thereof.









                            NIAGARA CORPORATION

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 7, 1998

      The undersigned hereby appoints Michael J. Scharf and Gilbert D. Scharf as Proxies, each with the power to appoint such stockholder's substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated below, all of the shares of Common Stock of Niagara Corporation (the "Company"), held of record by the undersigned on June 5, 1998, at the Annual Meeting of Stockholders to be held on Tuesday, July 7, 1998 at 10:00 a.m. local time and any and all adjournments or postponements thereof.

      1. Proposal 1 - Election of Directors-Nominees are: Michael J. Scharf, Gilbert D. Scharf, Frank Archer, Gerald L. Cohn, Andrew
            R. Heyer and Douglas T. Tansill.


    FOR ALL NOMINEES |_| WITHHOLD AUTHORITY to vote for all Nominees |_|
    INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

      2. Proposal 2 - Amendment of the Company's 1995 Stock Option Plan to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares and (ii) increase by 200,000 shares the limit on the number of shares of Common Stock with respect to which options may be granted to any individual in any year.

                      |_| FOR |_| AGAINST |_| ABSTAIN

      3.    Proposal 3 - Approval of the Company's Employee Stock Purchase
            Plan.

                      |_| FOR |_| AGAINST |_| ABSTAIN

      4. Proposal 4 - Appointment of BDO Seidman LLP as independent accounts for 1998.

                      |_| FOR |_| AGAINST |_| ABSTAIN

      5. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 and 4.


                                          Dated:  ___________________, 1998


                                          ---------------------------------
                                                       Signature


                                          ---------------------------------
                                              Signature if held jointly

                                          Please sign exactly as your name
                                          appears herein. If shares are
                                          held by joint tenants, both must
                                          sign. When signing as an
                                          attorney, executor,
                                          administrator, trustee, or
                                          guardian, give your full title as
                                          such. If shares are held by a
                                          corporation, the corporation's
                                          president or other authorized
                                          officer must sign using the
                                          corporation's full name. If
                                          shares are held by a partnership,
                                          an authorized person must sign
                                          using the partnership's full
                                          name.

                                          PLEASE MARK, DATE, SIGN, AND
                                          RETURN THIS PROXY CARD PROMPTLY
                                          USING THE ENCLOSED SELF-ADDRESSED
                                          STAMPED ENVELOPE.